                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                         EchoStar Communications Corporation
                (Exact name of registrant as specified in its charter)


              Nevada                                 88-0336997
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


      90 Inverness Circle East
         Englewood, Colorado                           80112
(Address of Principal executive offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of each exchange
    Title of each class                       on which each class is to be
    to be so registered                               registered

            None                                         None

If this form related to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this form related to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /


Securities to be registered pursuant to Section 12(g) of the Act:

                 ___% Series C Cumulative Convertible Preferred Stock
                                   (Title of class)

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    Incorporated by reference to the description of the ___% Series C Cumulative Convertible Preferred Stock contained in the Registrant's Registration Statement on Form S-3 as filed with the Commission on October 14, 1997 and amended October 29, 1997 (Registration No. 333-37683)


ITEM 2.  EXHIBITS

    1. Form of ___% Series C Cumulative Convertible Preferred Stock Certificate of Designation, incorporated by reference to Exhibit 4.19 to the Registrant's Registration Statement on Form S-3 as filed with the Commission on October 14, 1997 and amended October 29, 1997 (Registration No. 333-37683)


                                      SIGNATURE

    Pursuant to the requirements of Section 12(f) of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  EchoStar Communications Corporation


                                  Date: October 29, 1997



                                  By: /s/ David K. Moskowitz
                                     _________________________________________
                                     David K. Moskowitz, Senior Vice President,
                                     General Counsel and Secretary